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                                                                    EXHIBIT 3.19
              ARTICLES OF INCORPORATION FOR U.S. RING BINDER CORP.
                            (f/k/a/ GBC METALS CORP.)

                        THE COMMONWEALTH OF MASSACHUSETTS
                                   PAUL GUZZI
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  BOSTON, MASS.

                            ARTICLES OF INCORPORATION
                              (Under G.L. Ch. 156B)

                                  Incorporators


          NAME                                         POST OFFICE ADDRESS
          ----                                         -------------------
Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Robert G. Dickerson                                   299 South State Street
                                                      Dover, Delaware  19901


The above-named incorporator does hereby form a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.    The name by which the corporation shall be known is:
GBC METALS CORP.

         2.    The purposes for which the corporation is formed are as follows:

                    To manufacture metal rings and devices used in the assembly and construction of loose-leaf binders and other devices. To engage generally in the manufacture and sale of plastic products;

                                       and

                    To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with,


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               at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

                    To engage generally in the real estate business as
               principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, and building business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                    To be a partner in any enterprise which the corporation
               would have power to conduct itself.



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                    To apply for, register, obtain, purchase, lease, take
               licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                         (a) inventions, devices, formulae, processes and any
                    improvements and modifications thereof;

                         (b) letters patent, patent rights, patented processes,
                    copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                         (c) franchises, licenses, grants and concessions.

                    To have, in furtherance of the corporate purposes, all of
               the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in these Articles of Organization or in the laws of the Commonwealth of Massachusetts.

          3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:



                                   WITHOUT PAR                                 WITH PAR VALUE
                                      VALUE                  NUMBER                 PAR
CLASS OF STOCK                  NUMBER OF SHARES            OF SHARES              VALUE           AMOUNT
--------------                  ----------------            ---------          --------------      ------

Preferred                               --                      --                   --          $ --

Common                                12,500                    --                   --            --



          *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: None


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         *5.   The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

               None; however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/or under any agreement to which the corporation shall be a party.

         *6.   Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                    6A. The Board of Directors of the corporation may also make, amend, or repeal the by-laws of the corporation, in whole or in part, except with respect to any provision thereof which, by law, the articles of organization, or the by-laws, requires action exclusively by the stockholders entitled to vote thereon; but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

                    All meetings of stockholders of the corporation may be held within the Commonwealth of Massachusetts or elsewhere within the United States. The place of such meetings shall be fixed in, or determined in the manner provided in, the by-laws.

                    6B. Each director, officer, employee, or agent, present or former, of the corporation or of any other organization, in which it owns shares or of which it is a creditor, shall be indemnified by the corporation against all cost and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been such director, officer, employee, or agent, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailing costs of litigation whenever, in the judgement of the Board of Directors, or in the written opinion of independent legal counsel appointed by the Board, the best interests of the corporation are served. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding,


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               upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification. The corporation shall not, however, indemnify any such person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. The foregoing right of indemnification shall not be exclusive of other rights to which any such director or officer may be entitled as a matter of law. In determining the reasonableness of any settlement, the judgement of the Board of Directors shall be final. The corporation shall have power to purchase and maintain insurance on behalf of any such person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization, in which it owns shares or of which it is a creditor against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                    No contract or other transaction between this corporation
               and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director, or officer, or are members, stockholders, directors, or officers of such other firm or corporation; and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no contract, act, or transaction of this corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors or officer or officers of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association or corporation in which he may be anywise interested.




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                    6C. No holder of any of the shares of any class of the
               corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                    6D. No holder of any class of shares of the corporation
               shall be entitled to cumulate his votes at any election of directors.

          7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

          8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing).

          9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

               a. The post office address of the initial principal office of the corporation in Massachusetts is:

                    84 State Street, Boston, Massachusetts  02109

               b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:


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
                                                                      RESIDENCE  POST OFFICE
                                    NAME                              ADDRESS
                                    ----                              ----------------------
Chairman of the                     William N. Lane                   1101 Skokie Blvd.,
Board:                                                                Northbrook, Ill.  60062

President:                          Warren R.                         1101 Skokie Blvd.,
                                    Rothwell                          Northbrook, Ill.  60062

Treasurer:                          Frank Lenahan                     1101 Skokie Blvd.,
                                                                      Northbrook, Ill.  60062

Clerk:                              Victor L. Lewis                   1101 Skokie Blvd.,
                                                                      Northbrook, Ill.  60062

Directors:                          William N. Lane                   1101 Skokie Blvd.,
                                                                      Northbrook, Ill.  60062

                                    Warren R.                         1101 Skokie Blvd.,
                                    Rothwell                          Northbrook, Ill.  60062

                                                                      1101 Skokie Blvd.,
                                    Victor L. Lewis                   Northbrook, Ill.  60062


               c. The date initially adopted on which the corporation's fiscal year ends is: October 31st.

               d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Second Tuesday in April at 10:00 o'clock A.M.

               e. The name and business address of the resident agent, if any, of the corporation is: The Prentice-Hall Corporation System, Inc. 84 State Street, Boston, Massachusetts 02109

         IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this tenth day of June 1977.

                                                         /s/ ROBERT G. DICKERSON
                                                         -----------------------
                                                         Robert G. Dickerson

                                   * * * * * *

                        The Commonwealth of Massachusetts
                                   PAUL GUZZI
                          Secretary of the Commonwealth
                           STATE HOUSE, BOSTON, MASS.

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

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         We, Robert H. Cenek, Vice President, and Steve Rubin, Clerk, of GBC
Metals Corp. located at 84 State Street, Boston, Mass. 02109 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 1, 1977, by vote of 12,500 shares of common stock out of 12,500 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon.

         Article One of the Articles of Organization was amended to read in its entirety as follows:

         "1.      The name by which the corporation shall be known is:
                  U.S. Ring Binder Corp."

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 14th day of July, in the year 1977.

                                             /s/ ROBERT H. CENEK, Vice President
                                             -------------------
                                             /s/ STEVEN RUBIN, Clerk
                                             ----------------

[FILED August 1, 1977]